EXHIBIT 99.1

Integer Holdings Corporation Announces Preliminary Unaudited Sales Results and Acquisition of Pulse Technologies

~ Preliminary unaudited full year 2023 sales increase 16% versus 2022 ~
~ Acquisition adds highly differentiated micro machining capability in high growth end markets ~
~ Schedules conference call for fourth quarter and full year 2023 results ~

PLANO, Texas, Jan. 10, 2024 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced fourth quarter 2023 preliminary unaudited sales are expected to be in the range of $411 million to $413 million, an increase of 10% to 11% compared to fourth quarter 2022. Preliminary unaudited full year 2023 sales are expected to be in the range of $1.595 billion to $1.597 billion, an increase of 16% compared to full year 2022.

The preliminary unaudited sales results for the fourth quarter and full year ended December 31, 2023 are based on information available to management as of the date of this release. These preliminary results are subject to changes, that may be material, in connection with completion of the Company’s standard year-end closing procedures and the completion of our independent registered public accounting firm’s year-end audit.

Pulse Technologies Acquisition

Additionally, Integer announced the acquisition of Pulse Technologies, Inc., a privately-held technology, engineering and contract manufacturing company focused on complex micro machining of medical device components for high growth structural heart, heart pump, electrophysiology, leadless pacing, and neuromodulation markets. Based in Quakertown, Pennsylvania, Pulse Technologies also provides proprietary advanced technologies, including Hierarchical Surface Restructuring (HSR™), Scratch-Free Surface Finishes, and Titanium Nitride Coatings.

Consistent with Integer’s tuck-in acquisition strategy, the acquisition of Pulse Technologies further increases Integer’s end-to-end development capabilities and manufacturing footprint in targeted growth markets and provides customers with expanded capabilities, capacity and resources to accelerate products time to market.

“The acquisition of Pulse Technologies is directly aligned with Integer’s strategy to expand our capabilities and capacity in targeted growth markets,” said Payman Khales, Integer President, Cardio & Vascular. “We were immediately impressed with Pulse Technologies’ long-standing customer relationships, technical talent, unique technologies, shared values, and capacity for growth. The company shares Integer’s commitment to quality, innovation and enhancing the lives of patients, and we are thrilled to welcome their 250 associates to the Integer team.”

Joe Rosato, Pulse owner, President and CEO, said, “Our founders Bob Walsh and Frank Henofer started Pulse Technologies over 31 years ago with a focus on implantable medical components and assemblies serving high growth sectors of the market. With years of prudent investments in R&D and advanced technology, we have been successful servicing the world’s largest MedTech OEMs. The acquisition by Integer, with their global scale and best-in-class capabilities, will accelerate our growth opportunities and will further enhance our value proposition to our most valued customers.”

Transaction Financial Highlights

  Integer acquired Pulse Technologies for approximately $140 million, subject to customary purchase price adjustments, offset by an expected $15 million NPV tax benefit over 15 years, plus additional consideration contingent on achieving specific revenue growth targets through 2025.
  Pulse Technologies’ estimated full year 2023 sales are approximately $42 million with 2023 adjusted EBITDA(a) expected to be approximately $11 million.
  Integer expects Pulse Technologies’ sales growth and adjusted EBITDA margin to be accretive.
  The transaction closed on January 5, 2024 utilizing borrowings under Integer’s existing revolving credit facility. Integer anticipates it will stay within the 2.5x – 3.5x leverage target following the transaction.

Forward-looking financial information with respect to the transaction will be provided as part of Integer’s fourth quarter earnings release and conference call.

(a)	Adjusted EBITDA is defined as net income adjusted for the following items: interest expense, depreciation and amortization expense, as well as items affecting comparability, including adjustments to eliminate expenses associated with executive compensation costs and above market lease expense, and add certain expenses to align with Integer’s accounting policies. A GAAP reconciliation of Adjusted EBITDA to anticipated net income has not been included because Pulse Technologies has not yet completed its financial closing procedures for the three months and fiscal year ended December 31, 2023 and such reconciliation could not be produced without unreasonable effort.

Fourth Quarter and Full Year 2023 Earnings Release and Conference Call

Integer plans to release financial and operational results for fourth quarter and full year 2023 at 7 a.m. Central Time (CT) / 8 a.m. Eastern Time (ET) on Thursday February 15, 2024. Following the release, Integer management will host a webcast at 8 a.m. CT / 9 a.m ET to discuss these results. Other forward-looking and material information may also be discussed during this call.
Conference call details:

  Date: Thursday, February 15, 2024
  Time: 8 a.m. CT / 9 a.m. ET
  Domestic dial-in number: (888) 330-3567
  International dial-in number: (646) 960-0842
  Conference ID: 9252310
  Webcast Registration: ITGR Q4 2023 Earnings Call

An audio replay will be available for seven days and can be accessed by dialing (800) 770-2030 or (647) 362-9199 and using Conference ID 9252310. The conference call will also be available live or via archived replay on the Investor Relations section of the Integer website at investor.integer.net.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®

Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. Integer provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Investor Relations:	Media Relations:
Andrew Senn	Kelly Butler
andrew.senn@integer.net	kelly.butler@integer.net
763.951.8312	214.618.4216

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding fourth quarter 2023 preliminary unaudited sales and preliminary unaudited full year 2023 sales; statements regarding Integer’s ability to stay within its 2.5x-3.5x leverage target following the acquisition of Pulse Technologies; statements regarding estimated full year 2023 sales and adjusted EBITDA of Pulse Technologies; expectations regarding the accretive nature of Pulse Technologies’ sales growth and adjusted EBITDA margin and the benefits of the acquisition; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expect,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of global supply chain issues and the military conflicts between Russia and Ukraine and between Israel and Hamas, including the evolving economic, social and governmental environments and their effects on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; the competitive labor market and our ability to attract, train and retain a sufficient number of qualified associates; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations, including our ability to successfully integrate Pulse Technologies into our business and risks inherent with the acquisition of Pulse Technologies in the achievement of expected results, including whether the acquisition will be accretive and within the expected time frame;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations, including trade regulation; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes.

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.